Exhibit 8.2

[FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP LETTERHEAD]

January 8, 2014

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Re:	Sabra Health Care REIT, Inc.

Ladies and Gentlemen:

We have acted as special tax counsel to Sabra Health Care REIT, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3, and all amendments thereto (together with attachments thereto, the “Registration Statement”), including a prospectus and all documents incorporated by reference therein (the “Prospectus”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). You have requested our opinion regarding certain U.S. federal income tax matters in connection with the filing of the Registration Statement. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

Bases for Opinion

The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinion. We assume no obligation to advise you of any such subsequent changes. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be

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January 8, 2014

litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinion, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinion, including, but not limited to:

1.	the Registration Statement, including the Prospectus;

2.	the registration statements on Forms S-3, S-4 and S-11 previously filed by the Company with the Commission;

3.	the Articles of Amendment and Restatement of the Company, dated October 20, 2010, and the Articles Supplementary, dated March 20, 2013, establishing the terms of the Series A preferred stock offered by the Company pursuant to the prospectus supplement dated March 14, 2013 to the prospectus dated October 31, 2011 filed by the Company with the Commission; and

4.	such other documents as we deemed necessary or appropriate.

The opinion set forth in this letter is also premised on certain written representations of the Company contained in a letter to us dated as of the date hereof (the “Officer’s Certificate” and together with the documents referred to in the preceding sentence, the “Reviewed Documents”).

We have made such legal and factual inquiries, including an examination of the Reviewed Documents, as we have deemed necessary or appropriate for purposes of rendering the opinion. For purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in such documents, including the Registration Statement. We consequently have relied upon the representations and statements of the Company as described in the Reviewed Documents, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.

In this regard, we have assumed with your consent the following:

1.	all of the factual representations and statements set forth in the Reviewed Documents are true, correct, and complete as of the date hereof;

2.	any representation or statement made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate, without such qualification;

3.	each agreement described in the Reviewed Documents is valid, binding and enforceable in accordance with its terms;

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January 8, 2014

4.	each of the obligations of the Company and its subsidiaries described in the Reviewed Documents has been or will be performed or satisfied in accordance with its terms without regard to any qualification as to level of effort in satisfying such obligations;

5.	any and all elections and filings to be made with the IRS are timely and properly filed;

6.	the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; and

7.	any documents as to which we have reviewed only a form or draft were or will be duly executed without material changes from the form or draft reviewed by us.

Any material variation or difference in the facts from those set forth in the Reviewed Documents may adversely affect the conclusions stated herein.

Opinion

Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Registration Statement, we are of the opinion that:

1.	Commencing with the Company’s taxable year beginning January 1, 2011, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code and the current and proposed method of operation for the Company and its subsidiaries as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

2.	The statements set forth in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly and accurately summarize in all material respects the matters set forth therein.

This opinion letter addresses only the specific U.S. federal income tax matters set forth above and does not address any other U.S. federal, state or local or non-U.S. tax issues. Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT. We have not undertaken to review the Company’s compliance with these requirements on a continuing basis and we express no opinion concerning the Company’s actual qualification and taxation as a REIT. Satisfaction of these tests as both an initial and ongoing matter is more complicated in the case of a REIT,

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such as the Company, which owns properties leased to an entity with which it was historically related. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion letter has been prepared for your use in connection with the filing by the Company of the Registration Statement on the date hereof and may not be used for any other purpose without our prior written consent. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinion subsequent to the delivery of this opinion letter.

We consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP